Exhibit 99.3

COSTAR AND LOOPNET UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of CoStar Group, Inc. ("CoStar") and LoopNet, Inc. ("LoopNet") after giving effect to CoStar's April 30, 2012 acquisition of LoopNet pursuant to an Agreement and Plan of Merger dated April 27, 2011, as amended May 20, 2011 (the “Merger Agreement”), among CoStar, Lonestar Acquisition Sub, Inc., a wholly owned subsidiary of CoStar (“Merger Sub”), and LoopNet, as a result of which Merger Sub merged with and into LoopNet and LoopNet became a wholly-owned subsidiary of CoStar (the "Merger"), and after applying the assumptions, reclassifications and adjustments described in the accompanying notes based on current intentions and expectations relating to the combined business.

The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of CoStar and LoopNet, giving effect to the Merger, as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of CoStar and LoopNet, giving effect to the Merger as if it had occurred on March 31, 2012. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with the:

•
separate historical financial statements of CoStar as of and for the year ended December 31, 2011 and for the quarterly period ended March 31, 2012 and the related notes included in CoStar's Annual Report on Form 10-K for the year ended December 31, 2011 and CoStar's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, respectively, and

•
separate historical financial statements of LoopNet as of and for the year ended December 31, 2011 and for the quarterly period ended March 31, 2012 and the related notes included in LoopNet's Annual Report on Form 10-K for the year ended December 31, 2011 and LoopNet's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, respectively.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles ("GAAP"). The pro forma adjustments are based on currently available information and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The acquisition accounting is dependent upon certain valuation studies the results of which are preliminary. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Merger, the costs to integrate the operations of CoStar and LoopNet, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2012
(in thousands)

	Historical CoStar Group, Inc.	Historical LoopNet, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:			See Footnote 6
Cash and cash equivalents	$549,096	$114,962	$(596,822)	(a)	$67,236
Short-term investments	2,285	3,566	—		5,851
Accounts receivable, net	16,352	2,325	—		18,677
Deferred income taxes, net	11,166	696	18,756	(e)	30,618
Income tax receivable	—	9,544	2,975	(e)	12,519
Prepaid expenses and other current assets	6,009	2,201	—		8,210
Total current assets	584,908	133,294	(575,091)		143,111

Long-term investments	24,534	—	—		24,534
Deferred income taxes, net	10,108	15,595	(15,595)	(e)	10,108
Property and equipment, net	38,584	2,877	—		41,461
Goodwill	92,624	41,507	564,228	(b)	698,359
Intangibles and other assets, net	19,537	5,846	166,454	(c)	191,837
Deposits and other assets	3,456	4,681	7,788	(d)	15,925
Total assets	$773,751	$203,800	$147,784		$1,125,335

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,171	$680	—		$4,851
Accrued wages and commissions	9,827	2,776	—		12,603
Accrued expenses	14,819	4,353	—		19,172
Deferred gain on the sale of building	2,523	—	—		2,523
Income taxes payable	2,614	—	—		2,614
Deferred rent	555	—	—		555
Deferred revenue	23,234	10,063	(5,644)	(f)	27,653
Current portion of long-term debt	—	—	8,750	(d)	8,750
Total current liabilities	57,743	17,872	3,106		78,721

Long-term debt	—		166,250	(d)	166,250
Deferred gain on the sale of building	30,702	—	—		30,702
Deferred rent and other long-term liabilities	16,440	1,937	—		18,377
Deferred income taxes, net	—	—	43,343	(e)	43,343
Income taxes payable	2,161	—	—		2,161

Series A convertible preferred stock	—	48,970	(48,970)	(g)	—

Stockholders' equity:
Common stock	258	43	(24)	(h)	277
Additional paid in capital	639,312	158,193	(21,157)	(h)	776,348
Other comprehensive loss	(7,672)	(398)	398	(h)	(7,672)
Treasury stock	—	(86,227)	86,227	(h)	—
Retained earnings (accumulated deficit)	34,807	63,410	(81,389)	(h)	16,828
Total stockholders' equity	666,705	135,021	(15,945)		785,781
Total liabilities and stockholders' equity	$773,751	$203,800	$147,784		$1,125,335

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2011
(in thousands, except per share amounts)

	Historical CoStar Group, Inc.	Historical LoopNet, Inc.	Pro Forma Adjustments		Pro Forma Combined
			See Footnote 6
Revenues	$251,738	$86,661	$—		$338,399
Cost of revenues	88,167	12,784	10,420	(c)	111,371
Gross margin	163,571	73,877	(10,420)		227,028

Operating expenses:
Selling and marketing	61,164	23,642	—		84,806
Software development	20,037	16,975	—		37,012
General and administrative	58,362	25,597	—		83,959
Purchase amortization	2,237	2,556	13,407	(c)	18,200
	141,800	68,770	13,407		223,977

Income (loss) from operations	21,771	5,107	(23,827)		3,051
Interest and other income (expense), net	798	(3,417)	(4,822)	(d)	(7,441)

Income (loss) before income taxes	22,569	1,690	(28,649)		(4,390)
Income tax expense (benefit), net	7,913	(453)	(10,887)	(e)	(3,427)

Net income (loss)	14,656	2,143	(17,762)		(963)

Convertible preferred stock accretion of discount	—	(339)	339	(g)	—
Net income (loss) applicable to common stockholders	$14,656	$1,804	$(17,423)		$(963)

Net income (loss) per share -- basic	$0.63				$(0.04)
Net income (loss) per share -- diluted	$0.62				$(0.04)

Weighted average outstanding shares -- basic	23,131		3,677	(h)	26,808
Weighted average outstanding shares -- diluted	23,527		3,281	(h)	26,808

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2012
(in thousands, except per share amounts)

	Historical CoStar Group, Inc.	Historical LoopNet, Inc.	Pro Forma Adjustments		Pro Forma Combined
			See Footnote 6
Revenues	$68,629	$22,927	$—		$91,556
Cost of revenues	24,334	3,368	2,605	(c)	30,307
Gross margin	44,295	19,559	(2,605)		61,249

Operating expenses:
Selling and marketing	15,550	5,665	—		21,215
Software development	5,015	3,779	—		8,794
General and administrative	14,494	5,232	—		19,726
Purchase amortization	634	538	2,861	(c)	4,033
	35,693	15,214	2,861		53,768

Income (loss) from operations	8,602	4,345	(5,466)		7,481
Interest and other income (expense), net	250	(687)	(1,387)	(d)	(1,824)

Income (loss) before income taxes	8,852	3,658	(6,853)		5,657
Income tax expense (benefit), net	3,720	1,196	(2,604)	(e)	2,312

Net income (loss)	5,132	2,462	(4,249)		3,345

Convertible preferred stock accretion of discount	—	(85)	85	(g)	—
Net income (loss) applicable to common stockholders	$5,132	$2,377	$(4,164)		$3,345

Net income (loss) per share -- basic	$0.20				$0.12
Net income (loss) per share -- diluted	$0.20				$0.12

Weighted average outstanding shares -- basic	25,128		1,880	(h)	27,008
Weighted average outstanding shares -- diluted	25,528		1,880	(h)	27,408

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

On April 30, 2012, CoStar Group, Inc. (“CoStar”) completed its acquisition of LoopNet, Inc. (“LoopNet”) pursuant to an Agreement and Plan of Merger dated April 27, 2011, as amended May 20, 2011 (the “Merger Agreement”), among CoStar, Lonestar Acquisition Sub, Inc., a wholly owned subsidiary of CoStar (“Merger Sub”), and LoopNet. Pursuant to the Merger Agreement, Merger Sub merged with and into LoopNet and LoopNet became a wholly owned subsidiary of CoStar (the "Merger").

As a result of the Merger, each outstanding share of LoopNet common stock, other than shares owned by CoStar, Merger Sub or LoopNet (which were canceled and retired) and other than those shares with respect to which appraisal rights were properly exercised and not withdrawn, were converted into a unit consisting of (i) $16.50 in cash (the “Cash Consideration”), without interest and (ii) 0.03702 shares of CoStar common stock (the “Stock Consideration”). Each outstanding share of LoopNet Series A Preferred Stock was converted into a unit consisting of (i) the product of 148.80952 multiplied by the Cash Consideration and (ii) the product of 148.80952 multiplied by the Stock Consideration.

Options and Restricted Stock Units ("RSUs") outstanding pursuant to LoopNet's equity plans, other than approximately one-third of the performance-based RSUs and approximately one-third of the performance-based stock options were canceled in exchange for the product of the merger consideration, less the exercise price per share in the case of stock options, multiplied by the number of options or RSUs subject to the applicable award. The remaining performance-based RSUs and performance-based stock options were canceled in exchange for the same consideration as the other options and RSUs, except that portions payable in cash were paid instead in a number of shares of CoStar common stock calculated based on the volume weighted average price per share of CoStar common stock on Nasdaq for the ten consecutive trading days ending two days prior to closing. In addition, stock options with an exercise price equal to or greater than the per share value of the merger consideration (with the stock component of such consideration being valued based on the volume weighted average price per share of CoStar common stock on Nasdaq for the ten consecutive trading days ending two days prior to closing) were canceled without any payment.

During June 2011, CoStar completed an equity offering of 4,312,500 shares of common stock for $60.00 per share.  Net proceeds from the equity offering were approximately $247.9 million, after deducting approximately $10.4 million of underwriting discounts and commissions and offering expenses of approximately $500,000. The net proceeds from the equity offering are included in CoStar's historical cash and cash equivalents as of March 31, 2012. The dilutive effect of the equity offering is included in the pro forma condensed combined statements of operations for the year ended December 31, 2011 and for the three months ended March 31, 2012 as if the equity offering had occurred on January 1, 2011.

CoStar entered into a Credit Agreement (the “Credit Agreement”) by and among CoStar, as Borrower, CoStar Realty Information, Inc., as Co-Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Credit Agreement provides for a $175 million term loan facility and a $50 million revolving credit facility, each with a term of five years, available, subject to customary conditions, to fund the acquisition and the ongoing working capital needs of CoStar and its subsidiaries. On April 30, 2012, CoStar borrowed $175 million under the term loan facility in order to fund the acquisition of LoopNet.

On April 26, 2012, the Federal Trade Commission ("FTC") accepted the consent order ("Consent Order")that was previously agreed between and among the FTC staff, CoStar, and LoopNet on April 17, 2012. The Consent Order, which is publicly available on the FTC's website at www.ftc.gov, provides, among other things, that CoStar and LoopNet divest LoopNet's minority interest in Xceligent, Inc. ("Xceligent"). On March 28, 2012, CoStar and LoopNet entered into a Purchase Agreement with DMG Information, Inc. ("DMGI") under which DMGI would acquire LoopNet's interest in Xceligent, subject to the terms and conditions set forth therein. Pursuant to the terms of the Consent Order and the Purchase Agreement with DMGI, the parties closed the DMGI acquisition of LoopNet's interest in Xceligent on May 3, 2012.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, under existing U.S. generally accepted accounting principles ("GAAP"), and were based on the historical financial statements of CoStar and LoopNet.

These standards require, among other things, that assets acquired and liabilities assumed be recognized at their acquisition-date fair value. These standards also require that consideration transferred be measured at the closing date of the Merger at the then-current market price.

GAAP defines the term “fair value” and set forth the valuation requirements for any asset or liability measured at fair value, and specifies a hierarchy of valuation techniques based on the inputs used to develop the fair value measures. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurements date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, CoStar may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect CoStar's intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded as of the completion of the Merger, primarily at their respective fair values and added to those of CoStar. Financial statements and reported results of operations of CoStar issued after completion of the Merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of LoopNet as of any date or for any period prior to the Merger.

Acquisition-related transaction costs (e.g. advisory, legal, regulatory, valuation, and other professional fees) and certain acquisition-related restructuring charges impacting LoopNet are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs were incurred. Through March 31, 2012, CoStar had incurred approximately $15.4 million of acquisition-related transaction costs. Additional advisory, legal, regulatory and valuation costs incurred upon closing of the Merger were approximately $18.0 million and are reflected in these unaudited pro forma condensed combined financial statements as a reduction to cash and retained earnings on the balance sheet.

3.	Accounting Policies

CoStar will continue to review LoopNet's accounting policies. As a result of the ongoing review, CoStar may identify differences between the accounting policies of the two companies that could have a material impact on the combined financial statements. At this time, CoStar is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements assume there are no differences in accounting policies between the two companies.

4.	Consideration Transferred

The following is a summary of consideration transferred to effect the acquisition of LoopNet (in thousands, except per share amounts):

			Fair Value
	Conversion Calculation	CoStar Shares Issued (exchange ratio 0.03702)	CoStar Common Stock (04/30/12 close $72.89)	Cash
	(In thousands, except per share amounts)
Number of shares of LoopNet common stock outstanding as of April 30, 2012	35,609.8	1,318	$96,089
Multiplied by cash consideration per common share outstanding	$16.50			$587,562

Number of shares of LoopNet common stock into which LoopNet Series A Convertible Preferred Stock outstanding at April 30, 2012 was converted (50,000 actual shares x 148.80952)	7,440.5	275	$20,077
Multiplied by cash consideration per common share outstanding	$16.50			$122,768

Number of shares of LoopNet stock options vested and unvested, including performance options, as of April 30, 2012 canceled and exchanged for purchase consideration	4,524.3
Multiplied by the difference between the per share value of the merger consideration as of April 30, 2012 and the weighted-average option exercise price of in-the-money options	$8.74	207	$15,052	$24,494

Number of outstanding restricted stock units, including performance share unit awards, as of April 30, 2012, canceled and exchanged for purchase consideration	904.3
Multiplied by the per share value of the merger consideration as of April 30, 2012	$19.25	80	$5,837	$11,569
		1,880	$137,055	$746,393
Consideration transferred			$883,448

Common stock, par value $0.01			$19
Additional paid-in capital			137,036
Total stock consideration			$137,055

Certain amounts may reflect rounding adjustments.

Options and RSUs outstanding pursuant to LoopNet's equity plans, other than approximately one-third of the performance-based RSUs and approximately one-third of the performance-based stock options were canceled in exchange for the product of the merger consideration, less the exercise price per share in the case of stock options, multiplied by the number of options or RSUs subject to the applicable award. The remaining performance-based RSUs and performance-based stock options were canceled in exchange for the same consideration as the other options and RSUs, except that portions payable in cash were paid instead in a number of shares of CoStar common stock calculated based on the volume weighted average price per share of CoStar common stock on Nasdaq for the ten consecutive trading days ending two days prior to closing. In addition, stock options with an exercise price equal to or greater than the per share value of the merger consideration (with the stock component of such consideration being valued based on the volume weighted average price per share of CoStar common stock on Nasdaq for the ten consecutive trading days ending two days prior to closing) were canceled without any payment.

The fair value of equity securities issued as part of the consideration transferred was measured on the closing date of the Merger at the then-current market price.

5.	Estimate of Assets Acquired and Liabilities Assumed

The following is an estimate of the assets acquired and the liabilities assumed by CoStar in the Merger, reconciled to the consideration transferred (in thousands):

Estimate of Assets Acquired and Liabilities Assumed

Book value of net assets acquired as of March 31, 2012	$183,991
Adjusted for:
Elimination of existing goodwill and intangible assets	(47,353)
Adjusted book value of net assets acquired	136,638
Adjustments to:
Identifiable intangible assets (i)	172,300
Fair value adjustment of Xceligent equity investment (ii)	897
Fair value adjustment to long-term investments (iii)	(559)
Deferred revenue (iv)	5,644
Taxes (v)	(37,207)
Goodwill (vi)	605,735
Total consideration	$883,448

i.
Identifiable intangible assets are required to be measured at fair value. These acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets, but it is not assumed that any market participant synergies will be achieved. The consideration of synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

For purposes of the preliminary allocation, CoStar has estimated a fair value for LoopNet's intangible assets based on the net present value of the projected income stream of those intangible assets. The fair value of the identifiable intangible assets acquired, their useful lives and method of amortization have been estimated as follows (in thousands):

	Estimated Fair Value	Estimated Useful Life	Expense Recognition
Customer relationships	$71,500	10 years	250% Declining Balance
Database technology	52,100	5 years	Straight-Line
Trade names	48,700	Indefinite
Total	$172,300

These estimates of fair value, useful lives and methods of amortization may differ from the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

ii.
Reflects the fair value adjustment to LoopNet's minority interest in Xceligent. Under the terms of the consent order between and among the FTC, CoStar, and LoopNet, CoStar was required to divest LoopNet's minority interest in Xceligent. Pursuant to the terms of the consent order, the parties closed the divestiture of LoopNet's interest in Xceligent on May 3, 2012 for approximately $4.2 million in cash. Accordingly, for purposes of the pro forma condensed combined financial statements, the book value of LoopNet's investment in Xceligent was adjusted to reflect an estimated fair value of $4.2 million.

iii.
Reflects the fair value adjustment to long-term investments acquired from LoopNet. The securities acquired are presented in the deposits and other assets line of the pro forma condensed combined balance sheet.

iv.
Reflects the fair value adjustment to deferred revenues acquired from LoopNet. The fair value represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services based on deferred revenue balances of LoopNet as of March 31, 2012. The preliminary estimate of the cost and appropriate margin may be different from the final acquisition accounting and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

v.
Taxes are adjusted to reflect the potential deferred tax effects of the differences between the fair value and the tax basis of the acquired assets and liabilities, as well as the potential tax benefits of the tax attributes that carryover from LoopNet after the acquisition.

vi.
Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized.

Other than the estimated adjustments identified above, the accompanying unaudited pro forma condensed combined financial statements assume that the book value of the assets acquired and liabilities assumed by CoStar in the Merger is representative of their fair value. This estimate of the fair value of assets acquired and liabilities assumed may be different from the final acquisition accounting and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

6.	Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction; Note 2. Basis of Presentation; Note 4. Consideration Transferred; and Note 5. Estimate of Assets to be Acquired and Liabilities to be Assumed. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)
The cash portion of the merger consideration and related costs and fees were sourced from a combination of cash and cash equivalents and debt offering proceeds. Estimated sources and uses of cash (in thousands):

Sources:
Proceeds from issuance of debt instruments	$175,000
Net proceeds from divesting equity investment	4,210
179,210
Uses:
Cash portion of acquisition consideration	(746,393)
Acquisition related transaction costs	(17,979)
Fees related to debt issuance	(11,660)
(776,032)
Pro forma adjustment to cash and cash equivalents	$(596,822)

(b)	Adjustments to goodwill to estimate the acquisition-date goodwill, as follows (in thousands):

Eliminate LoopNet, Inc. historical goodwill	$(41,507)
Estimated transaction goodwill	605,735
Total	$564,228

(c)	Adjustments to intangible assets to estimate their acquisition-date fair value, as follows (in thousands):

Eliminate LoopNet, Inc. historical intangible assets	$(5,846)
Estimated fair value of intangible assets acquired	172,300
Total	$166,454

Adjustments to related amortization expense for the periods presented, as follows (in thousands):

	For the Year Ended December 31, 2011	For the Three Months Ended March 31, 2012
Eliminate LoopNet, Inc. amortization of intangible assets	$(2,556)	$(538)
Estimated amortization of acquired intangible assets:
Recorded in cost of revenues	10,420	2,605
Recorded in purchase amortization	15,963	3,399
Total	$23,827	$5,466

In the pro forma condensed combined statements of operations, the amortization of the acquired customer relationships is included in operating expenses and the amortization of the database technology is included in cost of revenues.

(d)
CoStar entered into a Credit Agreement with JPMorgan Chase Bank, N.A. serving as the Administrative Agent for a consortium of Lenders. The Credit Agreement provides for a $175 million term loan facility and a $50 million revolving credit facility, each with a term of five years. The proceeds of the term loan were used to pay a portion of the merger consideration and transaction costs. There were no initial borrowings under the revolving credit facility, however; it remains available for working capital and other general corporate purposes of CoStar and its subsidiaries.

The term loan facility will amortize in quarterly installments in amounts resulting in an annual amortization of 5% during the first year, 10% during the second year, 15% during the third year, 20% during the fourth year and 50% during the fifth year after closing. CoStar has the option to prepay all or any portion of the term loan at any time without penalty.

The credit facilities available under the Credit Agreement bear interest at one of several variable rates at the option of CoStar. These pro forma condensed combined financial statements assume that CoStar elects the variable rate of LIBOR for a one-month interest period plus 2.00% per annum or 2.24%, at current LIBOR rates. For purposes of the pro forma condensed combined financial statements, the resulting effective interest rate on the term loan, including the amortization of issuance costs, is approximately 4.23%.

The pro forma adjustments to interest income (expense) are as follows (in thousands):

	For the Year Ended December 31, 2011	For the Three Months Ended March 31, 2012
Reduce interest income to reflect change in cash and and cash equivalents	$(830)	$(248)
Eliminate LoopNet, Inc. losses on Xceligent investment to be divested	3,024	582
Estimated interest expense on acquisition financing	(7,016)	(1,721)
Total	$(4,822)	$(1,387)

Historical interest income for the periods presented has been reduced in these pro forma condensed combined statements to reflect the change in cash and cash equivalents as a result of the acquisition.

LoopNet's historical interest and other expense for the periods presented has been adjusted to eliminate the net losses incurred on the Xceligent investment because under the terms of the Consent Order between and among the FTC, CoStar, and LoopNet, CoStar was required to divest LoopNet's minority interest in Xceligent.

LoopNet's equity interest in Xceligent is recorded in deposits and other assets, as are LoopNet's long-term investments. The pro forma adjustments to that line of the pro forma condensed combined balance sheet are as follows (in thousands):

As of March 31, 2012
Adjust equity investment in Xceligent to estimated fair value	$897
Divest equity investment in Xceligent	(4,210)
Adjust long-term investments to estimated fair value	(559)
Record estimated debt issuance costs	11,660
Total	$7,788

Estimated origination and issuance costs for the Credit Agreement discussed above of $11.7 million were capitalized in other assets and will be amortized to interest expense over the term of the loans. Amortization of debt issuance costs is estimated to be $3.0 million and $748,000 for the year-ended December 31, 2011 and three months ended March 31, 2012, respectively, and is included in estimated interest expense on acquisition financing in the earlier table.

(e)
The potential tax effects of the differences between the fair value and the tax basis of the acquired assets and liabilities, as well as the potential tax benefits of the tax attributes that carryover from LoopNet after the Merger.

Non-recurring income tax effects resulting directly from the Merger are expected to have a significant negative impact on the combined company's effective tax rate during the period of acquisition. The proforma adjustment to the income tax provisions on the pro forma condensed combined statements of income exclude these non-recurring effects and reflect CoStar's expected long-term effective income tax rate of 38%.

(f)
The fair value adjustment to deferred revenues acquired from LoopNet. The fair value represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services based on deferred revenue balances of LoopNet as of March 31, 2012. The preliminary estimate of the cost and appropriate margin may be different from the final acquisition accounting and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. The fair value adjustment to deferred revenues will reduce revenues during a period of time following the Merger ; however, this adjustment has not been included in the pro forma condensed combined statements of operations because it is non-recurring in nature.

(g)	Pro forma adjustment to eliminate LoopNet's convertible preferred stock and related accretion expense which will be redeemed in the Merger.

(h)	The stock portion of the merger consideration and to eliminate LoopNet's stockholders' equity, as follows (in thousands):

	Common stock	Additional paid in capital	Other comprehensive loss	Treasury stock	Retained earnings (accumulated deficit)
Eliminate LoopNet, Inc. stockholders' equity	$(43)	$(158,193)	$398	$86,227	$(63,410)
Acquisition-related transaction costs	—	—	—	—	(17,979)
CoStar Group, Inc. common shares issued to LoopNet shareholders	19	137,036	—	—	—
	$(24)	$(21,157)	$398	$86,227	$(81,389)

The unaudited pro forma combined and diluted earnings per share for the periods presented are based on the combined and diluted weighted-average shares.

During June 2011, CoStar completed an equity offering of 4,312,500 shares of common stock for $60.00 per share.  Net proceeds from the equity offering were approximately $247.9 million, after deducting approximately $10.4 million of underwriting discounts and commissions and offering expenses of approximately $500,000. The net proceeds from the equity offering are included in CoStar's historical cash and cash equivalents as of March 31, 2012. The dilutive effect of the equity offering is included in the pro forma condensed combined statements of operations as if the equity offering had occurred on January 1, 2011.

The historical basic and diluted weighted average shares of LoopNet were assumed to be replaced by the shares issued by CoStar to effect the Merger. Where the pro forma adjustments result in net losses per share any anti-dilutive effects have been eliminated.